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                                                                    EXHIBIT 4.12


                      NON-QUALIFIED STOCK OPTION AGREEMENT

                            SELECT THERAPEUTICS INC.

         AGREEMENT made as of the [ ] day of [ ] 200[], between SELECT THERAPEUTICS INC. (the "Company"), a Delaware corporation having a principal place of business in Woburn, Massachusetts, and [ ] (the "Participant").

         WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $.0001 par value per share (the "Shares"), under and for the purposes set forth in the Company's 2001 Incentive Compensation Plan (the "Plan");

         WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

         WHEREAS, the Company and the Participant each intend that the Option granted herein shall be a Non-Qualified Option.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1.       GRANT OF OPTION.

         The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of [NUMBER OF SHARES ( )] Shares, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

         2.       PURCHASE PRICE.

         The purchase price of the Shares covered by the Option shall be __________________________ (______) per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares. Payment shall be made in accordance with Paragraph 6.7 of the Plan.

         3.       EXERCISABILITY OF OPTION.

         Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as follows:


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         The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

         4.       TERM OF OPTION.

         The Option shall terminate ten (10) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

         In the event of the Participant's Termination of Employment by reason of death or Disability (as defined in the Plan), this Option shall immediately vest as of the date of death or Disability (as defined in the Plan) and may be exercised, at any time within three (3) years from the date of the death or Disability (as defined in the Plan), unless this option, by its terms, expires earlier.

         In the event of the Participant's Termination of Employment by the Company for Cause (as defined in the Plan), this Option, whether vested or not, shall immediately be forfeited to the Company and no additional exercise period shall be allowed.

         In the event of the Participant's Termination of Employment for any reason other than death or Disability (as defined in the Plan) of the Participant or Termination of the Participant's employment for Cause (as defined in the Plan), this Option may be exercised, if at all, no more than five (5) years from the date of Termination of Employment if the Participant is eligible to Retire (as defined in the Plan) as of such Termination Date, or three (3) months from the date of the Termination of Employment if the Participant is not eligible to Retire (as defined in the Plan) as of such Termination date, as the case may be, unless in either case the Option, by its terms, expires earlier. In the event of the death of the Participant after Termination of Employment, this paragraph shall still apply.

         5.       METHOD OF EXERCISING OPTION.

         Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its principal executive office, in substantially the form of EXHIBIT A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 6.7 of the Plan. The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws). The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as


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provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

         6.       PARTIAL EXERCISE.

         Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

         7.       NON-ASSIGNABILITY.

         The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the Option shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant's guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

         8.       NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

         The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company's share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

         9.       CAPITAL CHANGES AND BUSINESS SUCCESSIONS.

         The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

         10.      TAXES.

         The Participant acknowledges that upon exercise of the Option the Participant will be deemed to have taxable income measured by the difference between the then fair market value of


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the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement. The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant's responsibility.

         The Participant agrees that the Company may withhold from the Participant's remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person's gross income. At the Company's discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant's remuneration sufficient to satisfy the Company's income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

         11.      PURCHASE FOR INVESTMENT.

         Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

         (a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

                           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;" and

         (b) If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).



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         12.      RESTRICTIONS ON TRANSFER OF SHARES.

         12.1 If, in connection with a registration statement filed by the Company pursuant to the Securities Act, the Company or its underwriter so requests, the Participant will agree not to sell any Shares for a period not to exceed 180 days following the effectiveness of such registration.

         12.2 The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

         13.      NO OBLIGATION TO MAINTAIN RELATIONSHIP.

         The Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or consultant of the Company.

         14.      NOTICES.

         Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:
                                    Select Therapeutics Inc.
                                    --------------------------------------------
                                    50 Cummings Park
                                    --------------------------------------------
                                    Woburn, MA
                                    --------------------------------------------


If to the Participant:

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

         15.      GOVERNING LAW.

         This Agreement shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.


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         16.      BENEFIT OF AGREEMENT.

         Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         17.      ENTIRE AGREEMENT.

         This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

         18.      MODIFICATIONS AND AMENDMENTS.

         The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

         19.      WAIVERS AND CONSENTS.

         Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

                                SELECT THERAPEUTICS INC.

                                By:_____________________________________________
                                   Name
                                   Title

                                ________________________________________________
                                Participant



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                                                                       EXHIBIT A

                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION



TO:______Select Therapeutics Inc.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

         I hereby exercise my Non-Qualified Stock Option to purchase _________ shares (the "Shares") of the common stock, $.0001 par value, of Select Therapeutics Inc. (the "Company"), at the exercise price of $_____ per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated ______________.

         I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

         I am paying the option exercise price for the Shares as follows:



                 ---------------------------------------------

         Please issue the stock certificate for the Shares (check one):

         [ ] to me; or

         [ ] to me and ____________________________, as joint tenants with right of survivorship,

         and mail the certificate to me at the following address:



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         My mailing address for shareholder communications, if different from the address listed above, is:



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                                Very truly yours,


                                ------------------------------------------------
                                Participant (signature)


                                ------------------------------------------------
                                Print Name


                                ------------------------------------------------
                                Date


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                                Social Security Number






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